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                                 Exhibit 21.1
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

                                                  State or County       Assumed
     Name                                        of Incorporation        Names
     ----                                        ----------------       -------
Optical Security Industries, Inc.                    Colorado           OpSec U.S.
Optical Security Industries International, Plc    United Kingdom        OpSec International
TSL Incorporated                                     Colorado              -
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